UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	February 21, 2007
AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)
Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
628 Main Street, Danville, VA		24541
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 434-792-5111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

    On February 20, 2007, the Board of Directors of American National Bank and Trust Company (the “Bank”), a wholly-owned subsidiary of American National Bankshares Inc. (the “Corporation”), upon recommendation from the Corporation’s Human Resources and Compensation Committee, approved the 2007 Incentive Compensation Program. The following describes the terms of the program applicable to the President and Executive Vice Presidents (the "Executive Officers") of the Bank.

    Under the Program, each Executive Officer will be eligible for an incentive payment equal to 4% of his or her 2007 base earnings if the Corporation achieves a defined amount of basic earnings per share in 2007, as adjusted for certain income statement items arising from new branch or loan production office openings or bank or branch acquisitions during 2007 (“Adjusted Basic Earnings Per Share”).  With each predetermined increase in Adjusted Basic Earnings Per Share (or portion thereof) above the minimum threshold, each participating officer will be eligible for an additional incentive payment of 4% (or pro rata portion thereof) of his or her 2007 base compensation.  The maximum incentive payment that each Executive Officer may earn in 2007 under this program is 12% of his or her 2007 base earnings.

Item 8.01 Other Events
On February 20, 2007, the Board of Directors declared a quarterly cash dividend of $0.22 per share of common stock, payable on March 23, 2007, to shareholders of record on March 7, 2007.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 News Release

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 21, 2007                                                              /s/  Neal A. Petrovich
                                      Senior Vice President and Chief Financial Officer